 Filed Pursuant to Rule 424(b)(5)

Registration No. 333-268960

PROSPECTUS SUPPLEMENT

(to Prospectus Dated January 3, 2023)

Up to $75,000,000

Common Stock

NextNRG, Inc.

We have entered into a sales agreement (the “Sales Agreement”) with ThinkEquity LLC (“ThinkEquity”), H.C. Wainwright & Co., LLC (“Wainwright”) and Roth Capital Partners, LLC (“Roth”, and together with Wainwright and ThinkEquity collectively, the “Sales Agents”) relating to shares of our common stock, $0.0001 par value per share, offered by this prospectus supplement and the accompanying prospectus. In accordance with the terms of the Sales Agreement, we may offer and sell shares of our common stock from time to time up to an aggregate offering price of $75,000,000 through or to the Sales Agents, acting as sales agents or principals.

 Upon our delivery of a placement notice and subject to the terms and conditions of the Sales Agreement, each Sales Agent may sell the common stock by methods deemed to be an “at the market offering” as defined in Rule 415 promulgated under the Securities Act of 1933, as amended (the “Securities Act”). The Sales Agents will use their commercially reasonable efforts consistent with their normal trading and sales practices and applicable state and federal laws, rules and regulations and the rules of the Nasdaq Capital Market. There is no arrangement for funds to be received in any escrow, trust or similar arrangement.

We will pay the Sales Agents a total commission for their services in acting as agents in the sale of common stock equal to 3.0% of the gross sales price per share of all shares sold through them as agents under the Sales Agreement. See “Plan of Distribution” for information relating to certain expenses of the Sales Agents to be reimbursed by us.

In connection with the sale of common stock on our behalf, the Sales Agents will be deemed to be “underwriters” within the meaning of the Securities Act and the compensation to the Sales Agents will be deemed to be underwriting commissions or discounts. We have also agreed to provide indemnification and contribution to the Sales Agents with respect to certain liabilities, including liabilities under the Securities Act.

Our common stock is traded on The Nasdaq Capital Market, or Nasdaq, under the symbol “NXXT.” On June 30, 2025, the last reported sale price of our common stock was $2.77 per share.

The Company is currently a “controlled company” within the meaning of the applicable rules of Nasdaq. Michael D. Farkas, our Chief Executive Officer and Executive Chairman is the holder and beneficial owner of approximately 62.1% of the Company’s common stock and therefore controls a majority of the voting power of the Company’s outstanding common stock and accordingly, he has the ability to determine all matters requiring approval by stockholders. As a result, we qualify for exemptions from certain corporate governance requirements. If the Company relies on these exemptions, which it does not intend to do, its stockholders will not have the same protections afforded to stockholders of companies that are subject to such requirements. Under these rules, a company of which more than 50% of the voting power for the election of directors is held by an individual, group or another company is a “controlled company” and may elect not to comply with certain corporate governance requirements. See “Risk Factors — The Company is a “controlled company” within the meaning of the applicable rules of Nasdaq and, as a result, we qualify for exemptions from certain corporate governance requirements. If the Company relies on these exemptions, its stockholders will not have the same protections afforded to stockholders of companies that are subject to such requirements.”

We are an emerging growth company and a smaller reporting company under Rule 405 of the Securities Act and, as such, have elected to comply with certain reduced public company reporting requirements for this prospectus supplement, the accompanying base prospectus and the documents incorporated by reference herein and therein and future filings.

INVESTING IN OUR SECURITIES INVOLVES A VERY HIGH DEGREE OF RISK. YOU SHOULD REVIEW CAREFULLY THE RISKS DESCRIBED IN “RISK FACTORS” BEGINNING ON PAGE S-5 OF THIS PROSPECTUS SUPPLEMENT AND INFORMATION INCLUDED AND INCORPORATED BY REFERENCE, INCLUDING, BUT NOT LIMITED TO, THE RISK FACTORS SPECIFIED IN OUR MOST RECENT ANNUAL REPORT ON FORM 10-K BEFORE INVESTING IN OUR SECURITIES.

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

ThinkEquity	H.C. Wainwright & Co.	Roth Capital Partners

 The date of this prospectus supplement is July 3, 2025

Table of Contents

Prospectus Supplement

Prospectus

ii

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the accompanying base prospectus relate to an “at the market offering” of shares of our common stock. Before purchasing any shares of our common stock offered hereby, you should carefully read both this prospectus supplement and the accompanying base prospectus, together with the additional information described under the headings, “Where You Can Find More Information” and “Incorporation by Reference.”

On December 22, 2022, we filed with the U.S. Securities and Exchange Commission (the SEC) a registration statement on Form S-3 (File No. 333-268960), utilizing a shelf registration process relating to the securities described in this prospectus supplement, which registration statement became effective on January 3, 2023. Under the shelf registration process, we may offer and sell any combination of securities described in the accompanying prospectus in one or more offerings. The purpose of this prospectus supplement is to provide supplemental information regarding us in connection with this offering of common stock.

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this “at the market offering” of common stock and also adds to and updates information contained in the accompanying base prospectus and the documents incorporated by reference into the base prospectus and this prospectus supplement. The second part, the accompanying base prospectus dated January 3, 2023, including the documents incorporated by reference therein, gives more general information, some of which does not apply to this offering. Generally, when we refer to this prospectus, we are referring to both parts of this document combined.

If the description of the offering varies between this prospectus supplement and the accompanying base prospectus, you should rely on the information contained in this prospectus supplement. However, if any statement in one of these documents is inconsistent with a statement in another document having a later date — for example, a document incorporated by reference — the statement in the document having the later date modifies or supersedes the earlier statement. In particular, with respect to any information contained in this prospectus supplement, on the one hand, and information in the accompanying base prospectus or documents incorporated by reference, on the other hand, the information in this prospectus supplement shall control.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference in this prospectus supplement or the accompanying base prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

We have not authorized any other person to provide you with any information or to make any representations other than those contained in this prospectus supplement or the accompanying base prospectus. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We will not make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus supplement and the accompanying base prospectus is accurate only as of the date on its cover and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates. This prospectus supplement and the accompanying base prospectus incorporate by reference market data and industry statistics and forecasts that are based on independent industry publications and other publicly available information. Although we believe these sources are reliable, we do not guarantee the accuracy or completeness of this information and we have not independently verified this information. In addition, the market and industry data and forecasts that may be included or incorporated by reference in this prospectus supplement, or the accompanying base prospectus may involve estimates, assumptions and other risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” contained in this prospectus supplement and the accompanying base prospectus and under similar headings in other documents that are incorporated by reference into this prospectus supplement or the accompanying base prospectus. Accordingly, investors should not place undue reliance on this information.

Unless otherwise expressly indicated or the context otherwise requires, we use the terms “NextNRG,” “Next”, the “Company,” “we,” “us,” “our” or similar references to refer to NextNRG, Inc. and our subsidiaries.

S-1

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying base prospectus and the documents incorporated by reference herein may contain “forward-looking statements.” Forward-looking statements reflect our current view about future events. When used in this prospectus, the words “anticipate,” “believe,” “estimate,” “expect,” “future,” “intend,” “plan,” or the negative of these terms and similar expressions, as they relate to us or our management, identify forward-looking statements. Such statements, include, but are not limited to, statements contained in this prospectus supplement relating to our business strategy, our future operating results and liquidity and capital resources outlook. Forward-looking statements are based on our current expectations and assumptions regarding our business, the economy and other future conditions. Because forward–looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. Our actual results may differ materially from those contemplated by the forward-looking statements. They are neither statements of historical fact nor guarantees of assurance of future performance. We caution you therefore against relying on any of these forward-looking statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements include, without limitation, our ability to raise capital to fund continuing operations; our ability to protect our intellectual property rights; the impact of any infringement actions or other litigation brought against us; competition from other providers and products; our ability to develop and commercialize products and services; changes in government regulation; our ability to complete capital raising transactions; and other factors (including the risks contained in the section of this prospectus supplement entitled “Risk Factors”) relating to our industry, our operations and results of operations. Actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We cannot guarantee future results, levels of activity, performance or achievements. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements.

S-2

SUMMARY

This summary description about us and our business highlights selected information contained elsewhere in this prospectus supplement and the accompanying base prospectus or incorporated by reference into this prospectus supplement and the accompanying base prospectus. It does not contain all the information you should consider before investing in our securities. Important information is incorporated by reference into this prospectus. To understand this offering fully, you should read carefully this prospectus supplement and the accompanying base prospectus and the documents incorporated by reference in their entirety, including “Risk Factors” included in this prospectus and incorporated by reference, “Cautionary Statement Regarding Forward-Looking Statements,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the financial statements and the notes to those financial statements incorporated by reference in this prospectus supplement and the accompanying base prospectus, together with the additional information described under “Incorporation by Reference.”

Overview

NextNRG: Powering What’s Next

NextNRG is Powering What’s Next by implementing artificial intelligence (AI) and machine learning (ML) into renewable energy, next-generation energy infrastructure, battery storage, wireless electric vehicle (EV) charging and on-demand mobile fuel delivery to create an integrated ecosystem.

At the core of NextNRG’s strategy is its utility operating system, which leverages AI and ML to help make existing utilities’ energy management as efficient as possible, and the deployment of NextNRG smart microgrids, which utilize AI-driven energy management alongside solar power and battery storage to enhance energy efficiency, reduce costs and improve grid resiliency. These microgrids are designed to serve commercial properties, schools, hospitals, nursing homes, parking garages, rural and tribal lands, recreational facilities and government properties, expanding energy accessibility.

NextNRG continues to expand its growing fleet of fuel delivery trucks and national footprint. NextNRG is also integrating sustainable energy solutions into its mobile fueling operations. The company hopes to be an integral part of assisting its fleet customers in their transition to EV, supporting more efficient fuel delivery while advancing clean energy adoption. The transition process is expected to include the deployment of NextNRG’s innovative wireless EV charging solutions.

Recent Developments

On June 17, 2025, NextNRG entered into a preliminary non-binding letter of intent to acquire a mobile refueling business to expand its mobile refueling operations into the Province of Ontario, Canada. The aggregate consideration under negotiation is $5.5 million payable in a combination of cash and shares of NextNRG’s common stock, at NextNRG’s discretion. The potential acquisition remains subject to the parties entering into a definitive agreement and would not be significant, as defined in Rule 3-05 of Regulation S-X. NextNRG may use a portion of the net proceeds of this offering in connection with the acquisition.

Corporate Information

EzFill FL, LLC was established on July 27, 2016 in the state of Florida. The assets of EzFill, LLC were acquired as of April 9, 2019 by EzFill Holdings, Inc. (formed in March of 2019) which purchased certain assets of EzFill FL LLC’s mobile fueling business. On February 13, 2025, EzFill Holdings, Inc. was renamed as NextNRG, Inc. The business is headquartered in South Florida.

Our principal executive offices are located at 57 NW 183rd Street, Miami, FL 33169, and our telephone number is 305-791-1169. Our website address is nextnrg.com. Information contained on, or accessible through, our website is not a part of this Annual Report on Form 10-K.

S-3

THE OFFERING

Shares of Common Stock Offered	Shares of our common stock having an aggregate offering price of up to $75,000,000.

Shares of Common Stock Outstanding Prior to this Offering	122,103,269 shares of common stock

Shares of Common Stock Outstanding Following this Offering	Up to 149,179,081 shares of Common Stock, assuming the sale of up to 27,075,812 shares at a price of $2.77 per share, which was the closing price of our common stock on the Nasdaq Capital Market on June 30, 2025. The actual number of shares issued, if any, will vary depending on the sales prices under this offering.

Plan of Distribution	“At the market offering” that may be made from time to time through or to the Sales Agents, as sales agents or principal. See the section titled “Plan of Distribution.”
Use of Proceeds	We intend to use the net proceeds that we receive from this offering for general corporate purposes and working capital. We may also use a portion of the net proceeds of this offering in connection with the acquisition described under “Summary—Recent Developments” in this prospectus supplement. See “Use of Proceeds” for additional information.

Nasdaq Capital Market Ticker Symbol	Our common stock is listed on the Nasdaq Capital Market under the symbol “NXXT.”

Risk Factors	An investment in our common stock involves a high degree of risk. See the section entitled “Risk Factors” included in this prospectus supplement, the accompanying base prospectus and our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, incorporated by reference herein, and any other risk factors described in the documents incorporated by reference herein, for a discussion of certain factors to consider carefully before deciding to invest in our common stock.

The number of shares of our common stock to be outstanding after this offering is based on 122,103,269 shares of our common stock outstanding as of the date of this prospectus supplement, and excludes the following:

●	warrants to purchase 52,297 shares of common stock at a weighted average exercise price of $4.82 and warrants to purchase 250,000 shares of common stock at an exercise price of $3.75;
●	1,632,194 shares which may be issued upon the conversion of 363,000 shares of Series A Preferred Stock, each with a stated value of $10.00 per share, at 80% of $2.78 (the minimum price on the date of issuance);
●	719,424 shares which may be issued upon the conversion of 140,000 shares of Series B Preferred Stock, each with a stated value of $10.00 per share, at 70% of $2.78 (the minimum price on the date of issuance);
●	12,753,451 shares reserved for future issuance under our 2023 Equity Incentive Plan;
●	3,979,000 shares which may be issued on the exercise of stock options issued to employees under the 2023 equity incentive plan exercisable at $2.67 per share; and
●	5,800,000 shares pledged as a security on two loans agreement entered into by the Company.

Unless otherwise indicated, this prospectus supplement reflects and assumes no exercise of outstanding options or warrants.

S-4

RISK FACTORS

An investment in our common stock involves a high degree of risk. Before making an investment in our common stock, you should carefully consider the risks discussed under the heading “Risk Factors” in our most recent Annual Report on Form 10-K, which are incorporated herein by reference (other than, in each case, information furnished, rather than filed), as well as the information contained in this prospectus supplement and the accompanying base prospectus relating to this offering. Any of those risk factors could significantly and adversely affect our business, prospects, financial condition and results of operations, and the trading price of our common stock. Although we describe, and will describe, what we believe to be the principal risks related to our Company and the securities we offer, we can also be affected by risks we do not anticipate or do not think will have a material effect upon us. Please also read carefully the section entitled “Cautionary Statement Regarding Forward-Looking Statements.”

Risks Related to Ownership of our Common Stock and This Offering

If you purchase shares of common stock in this offering, you may suffer immediate dilution of your investment.

The shares sold in this offering, if any, will be sold from time to time at various prices. It is possible that the offering price of our common stock will be substantially higher than the net tangible book value per share of our common stock. Therefore, if you purchase shares of our common stock in this offering, you may pay a price per share that substantially exceeds our net tangible book value per share after this offering. In such event, you will experience immediate dilution representing the difference between the price you paid in this offering and our as adjusted net tangible book value per share after giving effect to the sales of shares in this offering at the applicable offering prices. To the extent outstanding options are exercised for shares of our common stock at exercise prices that are lower than the price you paid in this offering, you will incur further dilution.

You may experience future dilution as a result of future equity offerings.

In order to raise additional capital, we may in the future offer additional shares of our common stock or other securities convertible into or exchangeable for our common stock at prices that may not be the same as the price per share in this offering. We may sell shares or other securities in any other offering at a price per share that is less than the price per share paid by investors in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing stockholders. The price per share at which we sell additional shares of our common stock, or securities convertible or exchangeable into common stock, in future transactions may be higher or lower than the price per share paid by investors in this offering.

We will have broad discretion in the use of the net proceeds from this offering and, despite our efforts, we may use the net proceeds in a manner that does not increase the value of your investment.

We currently intend to use the net proceeds from this offering for general corporate purposes, including, without limitation, working capital to accelerate new technology development, new product development, purchases of technology, and possible related acquisitions of other firms, including the acquisition of a mobile refueling business to expand our mobile refueling operations as described under “Summary—Recent Developments” in this prospectus supplement. However, we have not determined the specific allocation of the net proceeds among these potential uses. Our management will have broad discretion over the use and investment of the net proceeds from this offering, and, accordingly, investors in this offering will need to rely upon the judgment of our management with respect to the use of proceeds, with only limited information concerning our specific intentions. These proceeds could be applied in ways that do not improve our operating results or increase the value of your investment.

The actual number of shares we will issue under the Sales Agreement, at any one time or in total, is uncertain.

Subject to certain limitations in the ATM Agreement and compliance with applicable law, we have the discretion to deliver instruction to the Sales Agents to sell shares of our common stock at any time throughout the term of the Sales Agreement. The number of shares that are sold through the Sales Agents after our instruction will fluctuate based on a number of factors, including the market price of our common stock during the sales period, the limits we set with the Agents in any instruction to sell shares, and the demand for our common stock during the sales period. Because the price per share of each share sold will fluctuate during this offering, it is not currently possible to predict the number of shares that will be sold or the gross proceeds to be raised in connection with those sales.

S-5

The common stock offered hereby will be sold in an “at the market offering,” and investors who buy shares at different times will likely pay different prices.

Investors who purchase shares in this offering at different times will likely pay different prices, and so may experience different levels of dilution and different outcomes in their investment results. We will have discretion, subject to market demand, to vary the timing, prices, and numbers of shares sold in this offering. Investors may experience a decline in the value of the shares they purchase in this offering as a result of sales made at prices lower than the prices they paid

A significant percentage of the Company’s common stock is held by a small number of shareholders.

Our Chief Executive Officer and Executive Chairman controls approximately 60.7% of our outstanding common stock as of June 30, 2025, and our officers and directors collectively own approximately 72% of our outstanding common stock. As a result, these shareholders are able to influence the outcome of shareholder votes on various matters, including the election of directors and extraordinary corporate transactions, including business combinations. In addition, the conversion of existing convertible notes, occurrence of sales of a large number of shares of our common stock, or the perception that these conversions or sales could occur, may affect our stock price and could impair our ability to obtain capital through an offering of equity securities. Furthermore, the current ratios of ownership of our common stock reduce the public float and liquidity of our common stock, which can in turn affect the market price of our common stock.

Our Amended and Restated Certificate of Incorporation includes an exclusive forum provision that identifies the Court of Chancery of the State of Delaware as the exclusive forum for certain litigation, including any derivative actions, which could limit our stockholders’ ability to obtain a favorable judicial forum for disputes with us, our directors, officers or employees.

Our Amended and Restated Certificate of Incorporation provides that unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Company; (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the Company to the Company or the Company’s stockholders; (iii) any action asserting a claim against the Company arising pursuant to any provision of the General Corporation Law of Delaware, the Amended and Restated Certificate of Incorporation or the Bylaws of the Company; or (iv) any action asserting a claim against the Company governed by the internal affairs doctrine. To the extent that any such claims may be based upon federal law claims, Section 27 of the Securities Exchange Act of 1934, as amended, creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder. Furthermore, Section 22 of the Securities Act of 1933, as amended, provides for concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder, and as such, the exclusive jurisdiction clauses of our Amended and Restated Certificate of Incorporation would not apply to such suits. The choice of forum provisions in our Amended and Restated Certificate of Incorporation may limit a stockholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with us or our directors, officers or other employees, which may discourage such lawsuits against us and our directors, officers and other employees. By agreeing to these provisions, however, stockholders will not be deemed to have waived our compliance with the federal securities laws and the rules and regulations thereunder. Furthermore, the enforceability of similar choice of forum provisions in other companies’ certificates of incorporation and bylaws has been challenged in legal proceedings, and it is possible that a court could find these types of provisions to be inapplicable or unenforceable. If a court were to find the choice of forum provisions in our Amended and Restated Certificate of Incorporation to be inapplicable or unenforceable in an action, we may incur additional costs associated with resolving such action in other jurisdictions, which could adversely affect our business and financial condition.

S-6

We have never paid dividends on our capital stock, and we do not anticipate paying any dividends in the foreseeable future. Consequently, any gains from an investment in our common stock will likely depend on whether the price of our common stock increases.

We have not paid dividends on any of our classes of capital stock to date and we currently intend to retain our future earnings, if any, to fund the development and growth of our business. In addition, the terms of any future indebtedness we may incur could preclude us from paying dividends. As a result, capital appreciation, if any, of our common stock will be your sole source of gain from an investment in our common stock for the foreseeable future. Consequently, in the foreseeable future, you will likely only experience a gain from your investment in our common stock if the price of our common stock increases.

If we fail to comply with the continued listing requirements of NASDAQ, we would face possible delisting, which would result in a limited public market for our shares and make obtaining future debt or equity financing more difficult for us.

Our common stock is currently listed for trading on The Nasdaq Stock Market LLC. We must satisfy the continued listing requirements of Nasdaq, to maintain the listing of our common stock on The Nasdaq Stock Market LLC. If we are unable to achieve and maintain compliance with any of Nasdaq listing requirements in the future, we could be subject to suspension and delisting proceedings. A delisting of our common stock and our inability to list on another national securities market could negatively impact us by: (i) reducing the liquidity and market price of our common stock; (ii) reducing the number of investors willing to hold or acquire our common stock, which could negatively impact our ability to raise equity financing; (iii) limiting our ability to use certain registration statements to offer and sell freely tradable securities, thereby limiting our ability to access the public capital markets; and (iv) impairing our ability to provide equity incentives to our employees. For these reasons and others, delisting would adversely affect the liquidity, trading volume and price of our common stock, causing the value of an investment in us to decrease and having an adverse effect on our business, financial condition and results of operations, including our ability to attract and retain qualified employees and to raise capital.

We have elected to take advantage of specified reduced disclosure requirements applicable to an “emerging growth company” under the JOBS Act, the information that we provide to stockholders may be different than they might receive from other public companies.

As a company with less than $1 billion in revenue during our last fiscal year, we qualify as an “emerging growth company” under the JOBS Act. As an emerging growth company, we may take advantage of specified reduced disclosure and other requirements that are otherwise applicable generally to public companies. These provisions include:

●	only two years of audited financial statements in addition to any required unaudited interim financial statements with correspondingly reduced “Management’s Discussion and Analysis of Financial Condition and Results of Operations” disclosure;

●	reduced disclosure about our executive compensation arrangements;

●	no non-binding advisory votes on executive compensation or golden parachute arrangements;

●	exemption from the auditor attestation requirement in the assessment of our internal control over financial reporting and delaying the adoption of new or revised accounting standards that have different effective dates for public and private companies until those standards apply to private companies.

We have elected to take advantage of the above-referenced exemptions and we may take advantage of these exemptions for up to five years from the time of our initial public offering or such earlier time that we are no longer an emerging growth company. We would cease to be an emerging growth company if we have more than $1 billion in annual revenues, we have more than $700 million in market value of our stock held by non-affiliates, or we issue more than $1 billion of non-convertible debt over a three-year period. We may choose to take advantage of some but not all of these reduced burdens. We expect that we will no longer be an “emerging growth company” after December 31, 2026.

S-7

Additional financing or future equity issuances may result in future dilution to our stockholders.

We expect that we will need to raise additional funds in the future to finance our growth, our current and planned initiatives, and for other reasons. Any required additional financing may not be available on terms acceptable to us, or at all. If we raise additional funds by issuing equity securities, you may experience significant dilution of your ownership interest and the newly issued securities may have rights senior to those of the holders of our common stock. The price per share at which we sell additional securities in future transactions may be higher or lower than the price per share in this offering. Alternatively, if we raise additional funds by obtaining loans from third parties, the terms of those financing arrangements may include negative covenants or other restrictions on our business that could impair our operational flexibility and would also require us to fund additional interest expense. If adequate additional financing is not available when required or is not available on acceptable terms, we may be unable to successfully execute our business plan.

Because we do not currently intend to pay cash dividends on our common stock, stockholders will primarily benefit from an investment in our stock only if it appreciates in value.

We do not anticipate declaring or paying any cash dividends on our shares of common stock. We currently intend to retain all future earnings, if any, for use in the operations and expansion of the business. As a result, we do not anticipate paying cash dividends in the foreseeable future. Any future determination as to the declaration and payment of cash dividends or non-cash dividends will be at the discretion of our board of directors and will depend on factors the board of directors deems relevant, including among others, our results of operations, financial condition and cash requirements, business prospects, and the terms of any of our financing arrangements. Accordingly, realization of a gain on stockholders’ investments will primarily depend on the appreciation of the price of our stock. There is no guarantee that our stock will appreciate in value.

The Company is a “controlled company” within the meaning of the applicable rules of Nasdaq and, as a result, we qualify for exemptions from certain corporate governance requirements. If the Company relies on these exemptions, its stockholders will not have the same protections afforded to stockholders of companies that are subject to such requirements.

The Company is currently a “controlled company” within the meaning of the applicable rules of Nasdaq. Michael D. Farkas, our Chief Executive Officer and Executive Chairman, is the holder and beneficial owner of approximately 60.7% of the Company’s common stock and therefore controls a majority of the voting power of the Company’s outstanding common stock and accordingly, he has the ability to determine all matters requiring approval by stockholders. As a result, we qualify for exemptions from certain corporate governance requirements. If the Company relies on these exemptions, which it does not intend to do, its stockholders will not have the same protections afforded to stockholders of companies that are subject to such requirements. Under these rules, a company of which more than 50% of the voting power for the election of directors is held by an individual, group or another company is a “controlled company” and may elect not to comply with certain corporate governance requirements, including the requirements:

●	that a majority of the board consists of independent directors;

●	for an annual performance evaluation of the nominating and corporate governance and compensation committees;

●	that the controlled company has a nominating and corporate governance committee that is composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities; and

●	that the controlled company has a compensation committee that is composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibility.

While the Company does not intend to rely on these exemptions, the Company may use these exemptions now or in the future. As a result, the Company’s stockholders may not have the same protections afforded to stockholders of companies that are subject to all of the Nasdaq corporate governance requirements.

S-8

USE OF PROCEEDS

We may issue and sell shares of our common stock having aggregate gross sales proceeds of up to $75,000,000 from time to time under this prospectus supplement and accompanying base prospectus and the Sales Agreement. The amount of proceeds from this offering will depend upon the number of shares of our common stock sold and the market price at which they are sold. There can be no assurance that we will be able to sell any shares under or fully utilize the ATM Agreement with the Agents as a source of financing. Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time.

We will retain broad discretion over the use of the net proceeds from the sale of the securities offered hereby. We currently intend to use the net proceeds from this offering for general corporate purposes, including, without limitation, new technology development, new product development, purchases of technology, and possible related acquisitions of other firms, including the acquisition of a mobile refueling business to expand our mobile refueling operations as described under “Summary—Recent Developments” in this prospectus supplement. Our management will retain broad discretion in the allocation and use of the net proceeds of this offering, and investors will be relying on the judgment of our management with regard to the use of these net proceeds. The precise amount and timing of the application of such proceeds will depend upon our funding requirements and the availability and cost of other capital. As of the date of this prospectus supplement, we cannot specify with certainty all of the particular uses for the net proceeds that we will have from the sale of the shares of our common stock. Pending the use of the net proceeds from this offering, if any, we may invest the net proceeds in investment grade, short-term interest-bearing obligations, such as money-market funds, certificates of deposit, or direct or guaranteed obligations of the United States government, or hold the net proceeds as cash.

S-9

DIVIDEND POLICY

We do not anticipate declaring or paying any cash dividends to holders of our common stock in the foreseeable future. We currently intend to retain future earnings, if any, to finance the growth of our business. If we decide to pay cash dividends in the future, the declaration and payment of such dividends will be at the sole discretion of our board of directors and may be discontinued at any time. In determining the amount of any future dividends, our board of directors will take into account any legal or contractual limitations, our actual and anticipated future earnings, cash flow, debt service and capital requirements and other factors that our board of directors may deem relevant.

S-10

CAPITALIZATION

The following table sets forth our capitalization as of March 31, 2025:

●	on an actual basis; and

●	on an as adjusted basis to reflect the issuance and sale by us of 27,075,812 shares of our common stock at an assumed sales price of $2.77 per share (which is the closing price of our common stock on the Nasdaq Capital Market on June 30, 2025) in this offering, after deducting estimated offering expenses payable by us.

You should read this information together with the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K for the year ended December 31, 2024 which is incorporated by reference in this prospectus supplement and the accompanying base prospectus, and our consolidated financial statements and related notes incorporated by reference in this prospectus supplement and the accompanying base prospectus.

	As of March 31, 2025
	Actual	As Adjusted

Cash, cash equivalents and investment in debt securities	$2,116,932	$74,866,932
Stockholders’ equity:
Preferred stock - $0.0001 par value; 5,000,000 shares authorized none issued and outstanding	-
Convertible Preferred stock - Series A, $0.0001 par value; 513,000 shares designated, 363,000 issued and outstanding, respectively	36	36
Convertible Preferred stock - Series B, $0.0001 par value; 150,000 shares designated, 140,000 issued and outstanding, respectively	14	14
Common stock - $0.0001 par value, 500,000,000 shares authorized, 112,240,701 shares issued and outstanding, respectively	11,224	13,932
Additional paid-in capital	70,923,731	145,171,023
Accumulated deficit	(76,496,673)	(76,496,673)
Stockholders’ equity (deficit)	(5,561,668)	67,188,332
Non-controlling interest	(150,465)	(150,465)
Total shareholders’ equity	$(5,712,133)	$67,037,867

The above table and discussion excludes the following:

●	warrants to purchase 52,297 shares of common stock at a weighted average exercise price of $4.82 and warrants to purchase 250,000 shares of common stock at an exercise price of $3.75;
●	1,632,194 shares which may be issued upon the conversion of 363,000 shares of Series A Preferred Stock, each with a stated value of $10.00 per share, at 80% of $2.78 (the minimum price on the date of issuance);
●	719,424 shares which may be issued upon the conversion of 140,000 shares of Series B Preferred Stock, each with a stated value of $10.00 per share, at 70% of $2.78 (the minimum price on the date of issuance);
●	12,753,451 shares reserved for future issuance under our 2023 Equity Incentive Plan; and
●	3,979,000 shares which may be issued on the exercise of stock options issued to employees under the 2023 equity incentive plan exercisable at $2.67 per share.

S-11

DILUTION

If you invest in this offering, your ownership interest will be immediately diluted to the extent of the difference between the offering price per share and the as adjusted net tangible book value per share after giving effect to this offering. We calculate net tangible book value per share by dividing the net tangible book value, which is the total tangible assets less total liabilities, by the number of outstanding shares of our common stock. Dilution represents the difference between the portion of the amount per share paid by purchasers of shares in this offering and the as adjusted net tangible book value per share of our common stock immediately after giving effect to this offering. Our net tangible book value as of March 31, 2025 was $(15,530,378), or $(0.14) per share.

After giving effect to the adjustments described in the “Capitalization” section including the sale of our common stock during the term of the Sales Agreement with the Sales Agent in the aggregate amount of $75,000,000 at an assumed offering price of $2.77 per share, the last reported sale price of our common stock on the Nasdaq Capital Market on June 30, 2025, and after deducting commissions and estimated aggregate offering expenses payable by us, on an as-adjusted basis assuming 112,240,701 outstanding common shares, consisting of shares outstanding as of March 31, 2025, our net tangible book value as of March 31, 2025 would have been approximately $57,219,622, or approximately $0.41 per share of common stock. This represents an immediate increase in the net tangible book value of approximately $0.55 per share to our existing stockholders and an immediate dilution in net tangible book value of approximately $2.36 per share to new investors.

The following table illustrates this per share dilution based on shares outstanding as of March 31, 2025:

Assumed public offering price per common stock	$2.77
Net tangible book value per common stock at March 31, 2025	$(0.14)
Increase in net tangible book value per common stock as a result of this offering	$0.55
As adjusted net tangible book value per common stock as of March 31, 2025 this offering	$0.41
Dilution in net tangible book value per common share to new investors in this offering	$2.36

 The above table and discussion excludes the following:

●	warrants to purchase 52,297 shares of common stock at a weighted average exercise price of $4.82 and warrants to purchase 250,000 shares of common stock at an exercise price of $3.75;
●	1,632,194 shares which may be issued upon the conversion of 363,000 shares of Series A Preferred Stock, each with a stated value of $10.00 per share, at 80% of $2.78 (the minimum price on the date of issuance);
●	719,424 shares which may be issued upon the conversion of 140,000 shares of Series B Preferred Stock, each with a stated value of $10.00 per share, at 70% of $2.78 (the minimum price on the date of issuance);
●	12,753,451 shares reserved for future issuance under our 2023 Equity Incentive Plan; and
●	3,979,000 shares which may be issued on the exercise of stock options issued to employees under the 2023 equity incentive plan exercisable at $2.67 per share.

S-12

DESCRIPTION OF SECURITIES WE ARE OFFERING

We are offering shares of common stock. For a description of the rights associated with the common stock, see “Description of Capital Stock” in the accompanying prospectus. Our common stock is listed on The Nasdaq Capital Market under the symbol “NXXT”.

S-13

PLAN OF DISTRIBUTION

We have entered into a Sales Agreement with the Sales Agents under which we may issue and sell from time to time up to $75,000,000 of our common stock through or to the Sales Agents as sales agents or principals. The Sales Agreement was filed as an exhibit to a Current Report on Form 8-K filed with the SEC on July 3, 2025. Sales of the common stock, if any, will be made at market prices by methods deemed to be an “at the market offering” as defined in Rule 415 promulgated under the Securities Act

Upon delivery of a placement notice, the Sales Agent receiving the notice may offer the common stock subject to the terms and conditions of the Sales Agreement on a daily basis or as otherwise agreed upon by us and the Sales Agent. We will designate the maximum amount of common stock to be sold through the Sales Agent on a daily basis or otherwise determine such maximum amount together with the Sales Agent. Subject to the terms and conditions of the Sales Agreement, each Sales Agent will use its commercially reasonable efforts to sell on our behalf all of the shares of common stock requested to be sold by us. We may instruct a Sales Agent not to sell common stock if the sales cannot be effected at or above the price designated by us in any such instruction. We or a Sales Agent may suspend the offering of the common stock being made through the Sales Agent under the Sales Agreement upon proper notice to the other party and subject to other conditions.

We will pay the Sales Agents commissions, in cash, for their services in acting as agents in the sale of our common stock. The aggregate compensation payable to the Sales Agents shall be equal to 3% of the gross sales price per share of all shares sold through any Sales Agent under the Sales Agreement. Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. We estimate that the total expenses of the offering payable by us, excluding commissions payable to the Sales Agents under the Sales Agreement, will be approximately $150,000.

Settlement for sales of common stock will occur on the first business day following the date on which any sales are made, or on some other date that is agreed upon by us and the Sales Agents in connection with a particular transaction, in return for payment of the net proceeds to us. Sales of our common stock as contemplated in this prospectus supplement will be settled through the facilities of The Depository Trust Company or by such other means as we and the Sales Agents may agree upon. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

Each Sales Agent is not required to sell any specific amount of securities, but will act as our sales agent using its commercially reasonable efforts, consistent with its sales and trading practices under the terms and subject to the conditions set forth in the Sales Agreement. In connection with the sales of the common stock on our behalf, each Sales Agent will be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation to them will be deemed to be underwriting commissions or discounts. We have also agreed in the Sales Agreement to provide indemnification and contribution to the Sales Agents with respect to certain liabilities, including liabilities under the Securities Act.

The offering of our common stock pursuant to Sales Agreement will terminate automatically upon the sale of all shares of our common stock subject to the Sales Agreement and this prospectus supplement or as otherwise permitted therein. We and the Sales Agents may each terminate the Sales Agreement (in the case of any Sales Agent, as to itself only) at any time upon ten days’ prior written notice

Any portion of the $75,000,000 included in this prospectus supplement not previously sold or included in an active placement notice pursuant to the Sales Agreement, may be later made available for sale in other offerings pursuant to the accompanying base prospectus, and if no shares have been sold under the Sales Agreement, the full $75,000,000 of securities may be later made available for sale in other offerings pursuant to the accompanying base prospectus

The Sales Agents and their affiliates may in the future provide various investment banking, commercial banking and other financial services for us and our affiliates, for which services they may in the future receive customary fees. To the extent required by Regulation M, the Sales Agents will not engage in any market making activities involving our common stock while the offering is ongoing under this prospectus supplement.

This summary of the material provisions of the Sales Agreement does not purport to be a complete statement of its terms and conditions. We have filed the Sales Agreement as an exhibit to a report under the Exchange Act with the SEC, which and is incorporated herein by reference. See the section below entitled “Where You Can Find More Information.”

S-14

LEGAL MATTERS

The validity of the shares of common stock offered by this prospectus supplement will be passed on for us by Sichenzia Ross Ference Carmel LLP New York, New York. Sichenzia Ross Ference Carmel LLP or certain members or employees of Sichenzia Ross Ference Carmel LLP have been issued common stock of the Company. Certain legal matters in connection with this offering will be passed on for the Sales Agents by Loeb & Loeb LLP, New York, New York.

EXPERTS

The financial statements of the Company as of December 31, 2024 and 2023, incorporated in this prospectus supplement and the accompanying base prospectus by reference to the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, have been so incorporated in reliance on the report of M&K CPAS, PLLC, an independent registered public accounting firm, incorporated herein by reference, given on the authority of said firm as experts in accounting and auditing.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION

FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the information reporting requirements of the Exchange Act and, in accordance with these requirements, we file, electronically, with the SEC, annual, quarterly and current reports, proxy statements, information statements, and other information. Our SEC filings are available to the public over the Internet at the SEC’s website at www.sec.gov. In addition, we provide free access to these materials through our website, www. nextnrg.com, as soon as reasonably practicable after they are filed with or furnished to the SEC. Information contained on, or (other than our SEC filings) that may be accessible through, our website is not a part of, and is not incorporated into, this prospectus.

We have filed with the SEC a registration statement on Form S-3, of which this prospectus supplement is a part, with respect to the common stock that we will offer. This prospectus supplement and the accompanying base prospectus do not contain all the information contained in the registration statement, including its exhibits and schedules. You should refer to the registration statement, including the exhibits and schedules, for further information about us and the common stock we may offer. Statements we make in this prospectus supplement and the accompanying base prospectus about certain contracts or other documents are not necessarily complete. When we make such statements, we refer you to the copies of the contracts or documents that are filed as exhibits to the registration statement, because those statements are qualified in all respects by reference to those exhibits. The registration statement, including exhibits and schedules, is on file at the office of the SEC and may be inspected without charge at the SEC’s website.

S-15

INCORPORATION BY REFERENCE

The SEC allows us to incorporate by reference information in this document. This means that we can disclose important information to you by referring you to documents that we have previously filed with the SEC or documents that we will file with the SEC in the future. The information incorporated by reference is considered to be an important part of this prospectus, except for any information that is superseded by information that is included directly in this document.

We are incorporating by reference in this prospectus the following documents which we have previously filed with the SEC (other than any portions of the Current Reports on Form 8-K that were furnished pursuant to Item 2.02 or 7.01 of Form 8-K):

●	Our Annual Report on Form 10-K for the year ended December 31, 2024 (our “Annual Report”), filed with the SEC on March 27, 2025.

●	Our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2025, filed with the SEC on May 21, 2025;
●	Our Current Reports on Form 8-K filed with the SEC on June 30, 2025, June 20, 2025, June 13, 2025, May 23, 2025, May 9, 2025. April 4, 2025, March 28, 2025, February 18, 2025, January 23, 2025, January 21, 2025, January 21, 2025, January 10, 2025, January 3, 2025 and January 2, 2025.

●	The description of our Common Stock in our Annual Report on Form 10-K for the year ended December 31, 2022 filed with the SEC on March 20, 2023.

Whenever after the date of filing the registration statement of which this prospectus supplement and the accompanying base prospectus are a part, and until all of the securities to which this prospectus supplement relates have been sold or the offering is otherwise terminated, we file reports or documents under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, those reports and documents will be deemed to be part of this prospectus supplement from the time they are filed. Any statements made in this prospectus supplement or the accompanying base prospectus or in a document incorporated or deemed to be incorporated by reference in this prospectus supplement or the accompanying base prospectus will be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement or in any subsequently filed document that is also incorporated or deemed to be incorporated by reference in this prospectus supplement modifies or supersedes the statement. Nothing in this prospectus supplement will be deemed to incorporate information furnished by us on Form 8-K that under the rules of the SEC, is not deemed “filed” for purposes of the Exchange Act.

We will provide to each person, including any beneficial owner, to whom a prospectus supplement is delivered, a copy of any or all of the information that has been incorporated by reference in the prospectus supplement, but not delivered with the prospectus supplement, upon oral or written request, free of charge. Any requests for this information should be made by calling or sending a letter to our principal executive offices at the following address:

NextNRG, Inc.

57 NW 183rd St.

Miami, FL 33169

305-791-1169

S-16

PROSPECTUS

$100,000,000

Common Stock

Preferred Stock

Warrants

Rights

Units

From time to time, we may offer and sell up to $100,00,000 in aggregate of the securities described in this prospectus separately or together in any combination, in one or more classes or series, in amounts, at prices and on terms that we will determine at the time of the offering.

This prospectus provides a general description of the securities we may offer. We may provide specific terms of securities to be offered in one or more supplements to this prospectus. We may also provide a specific plan of distribution for any securities to be offered in a prospectus supplement. Prospectus supplements may also add, update or change information in this prospectus. You should carefully read this prospectus and the applicable prospectus supplement, together with any documents incorporated by reference herein, before you invest in our securities.

Our common stock is listed on the Nasdaq Capital Market, or Nasdaq, under the symbol “EZFL”. On December 20, 2022, the last reported sale price of our common stock was $[__] per share. The applicable prospectus supplement will contain information, where applicable, as to the listing of any other securities covered by the prospectus supplement other than our common stock on Nasdaq or any other securities exchange.

We will sell these securities directly to investors, through agents designated from time to time or to or through underwriters or dealers, on a continuous or delayed basis. For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution” in this prospectus. If any agents or underwriters are involved in the sale of any securities with respect to which this prospectus is being delivered, the names of such agents or underwriters and any applicable fees, commissions, discounts or over-allotment options will be set forth in a prospectus supplement. The price to the public of such securities and the net proceeds we expect to receive from such sale will also be set forth in a prospectus supplement.

As of December 20, 2022, our public float, which is equal to the aggregate market value of our outstanding voting and non-voting common stock held by non-affiliates, was approximately $5.3 million, based on 26,630,829 shares of outstanding common stock, of which approximately 12,838,123 shares were held by non-affiliates, and a closing sale price of our common stock of $0.41 on that date. Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell securities in a public primary offering with a value exceeding more than one-third of our public float in any 12-month period so long as our public float remains below $75.0 million.

Investing in any of our securities involves a high degree of risk. Please read carefully the section entitled “Risk Factors” on page 7 of this prospectus, the “Risk Factors” section contained in the applicable prospectus supplement and the information included and incorporated by reference in this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is January 3, 2023

2

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration or continuous offering process. Under this shelf registration process, we may, from time to time, sell any combination of the securities described in this prospectus in one or more offerings up to a total aggregate offering price of $100,000,000.

This prospectus provides a general description of the securities we may offer. We may provide specific terms of securities to be offered in one or more supplements to this prospectus. We may also provide a specific plan of distribution for any securities to be offered in a prospectus supplement. Prospectus supplements may also add, update or change information in this prospectus. If the information varies between this prospectus and the accompanying prospectus supplement, you should rely on the information in the accompanying prospectus supplement.

Before purchasing any securities, you should carefully read both this prospectus and any prospectus supplement, together with the additional information described under the heading “Information We Incorporate by Reference.” You should rely only on the information contained or incorporated by reference in this prospectus, any prospectus supplement and any free writing prospectus prepared by or on behalf of us or to which we have referred you. Neither we nor any underwriters have authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. You should assume that the information contained in this prospectus, any prospectus supplement or any free writing prospectus is accurate only as of the date on its respective cover, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates. This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the heading “Where You Can Find More Information.”

This prospectus and any applicable prospectus supplement do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate. We are not making offers to sell common stock or any other securities described in this prospectus in any jurisdiction in which an offer or solicitation is not authorized or in which we are not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation.

Unless otherwise expressly indicated or the context otherwise requires, we use the terms “EzFill Holdings, Inc.,” “EzFill”, the “Company,” “we,” “us,” “our” or similar references to refer to EzFill Holdings, Inc. and our subsidiary.

3

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains “forward-looking statements” Forward-looking statements reflect our current view about future events. When used in this prospectus, the words “anticipate,” “believe,” “estimate,” “expect,” “future,” “intend,” “plan,” or the negative of these terms and similar expressions, as they relate to us or our management, identify forward-looking statements. Such statements, include, but are not limited to, statements contained in this prospectus relating to our business strategy, our future operating results and liquidity and capital resources outlook. Forward-looking statements are based on our current expectations and assumptions regarding our business, the economy and other future conditions. Because forward–looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. Our actual results may differ materially from those contemplated by the forward-looking statements. They are neither statements of historical fact nor guarantees of assurance of future performance. We caution you therefore against relying on any of these forward-looking statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements include, without limitation, our ability to raise capital to fund continuing operations; our ability to protect our intellectual property rights; the impact of any infringement actions or other litigation brought against us; competition from other providers and products; our ability to develop and commercialize products and services; changes in government regulation; our ability to complete capital raising transactions; and other factors (including the risks contained in the section of this prospectus entitled “Risk Factors”) relating to our industry, our operations and results of operations. Actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We cannot guarantee future results, levels of activity, performance or achievements. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements.

ABOUT EZFILL

EzFill is a leading app-based mobile-fueling company based in South Florida and the only company which provides fuel-delivery ‘on-demand’ or ‘in subscription’ to customers in three verticals – CONSUMER, COMMERCIAL and SPECIALTY. We are capitalizing on the ever-increasing trend in ‘at home’ or ‘at work’ delivery of products to enable this convenience in the $500 B (according to market estimates) market segment of fueling services. We believe consumers’ and commerce’s pain points in the time, risk and costs of fueling at stations can be resolved by our on-demand and subscription-based mobile fuel delivery services.

Our app-based interface provides customers the ability to select the time and location of their fueling needs, whether their service request is ‘on demand’ or structured within routine delivery schedules based on their fuel consumption patterns. We streamline our logistics with proprietary, backend software which manages customer accounts and mobilizes our fleet of approximately 40 delivery trucks. The Company plans to acquire additional trucks to the extent supported by business growth. We deliver fuel to customers at home, work or business locations using our team of trained and certified drivers. We have a strong foothold in the South Florida market and are currently the dominant player in the area. We have begun our expansion in major areas in Florida, including Orlando, Tampa and Jacksonville, with a plan to continue growing strategically in major metropolitan areas in Florida and other states.

We have begun to disrupt the gas station fueling model by providing consumers and businesses the convenience of gas fueling services brought directly to their locations. EzFill provides a safe, convenient and touch-free way for consumers to fuel their cars. For our commercial customers, at-site delivery of fuel during the down-times of their vehicles provides operators the benefit of beginning their daily operations with fully-fueled vehicles at cost-savings versus traditional fueling options. Our specialty vertical includes marinas, individual boat owners, construction sites, heavy machinery, generators and reserve tanks. The Company generally does not have any long-term agreements with its customers. Customer agreements are generally cancelable at any time by either party and as such there cannot be any assurance that any customer will continue to use the Company’s services.

4

On April 7, 2021, the Company entered into a Technology License Agreement with Fuel Butler LLC. Under the terms of the license, the Company issued 265,728 shares of its common stock to the licensor upon signing. The Company also issued 332,160 shares to the licensor in May 2021 upon the filing of a patent application related to the licensed technology. The Company also issued 186,010 shares to the licensor upon the Company’s IPO. The Company will issue up to 730,752 additional shares to the licensor upon the achievement of certain milestones. In addition, the Company has granted stock options for 531,456 shares at an exercise price of $3.76 per share that will become exercisable for three years after the end of the fiscal year in which certain sales levels are achieved using the licensed technology. The Company has the option for four years after the achievement of certain milestones to either acquire the technology or acquire the licensor for the purchase price of 1,062,913 of its common shares. Until the Company exercise one of these options, it will share with the licensor 50% of pre-revenue costs and 50% of the net revenue, as defined, from the use of the technology. The Company does not expect any significant revenue from this agreement until at least 2023. Under the Technology Agreement, the Company licenses proprietary technology that it believes will enable the Company to expand its services into certain other markets. To this end, the Company believes this technology will allow it to provide its fuel service in high density areas like New York City. Fuel Butler has delivered a purported notice of termination of the Technology Agreement based on certain alleged breaches arising from our failure to issue equity securities to Fuel Butler. We have been in communications with Fuel Butler regarding the termination of the Technology Agreement and continue to believe that the Company is in compliance with the Technology Agreement and that the Technology Agreement continues to be in force. While we contest Fuel Butler’s claims of breach and contend that in fact Fuel Butler is in breach, we have communicated to Fuel Butler that we wish to terminate the Technology Agreement. We have sent a proposal to Fuel Butler whereby we will cease utilizing the Technology and Fuel Butler will return any shares it received under the Technology Agreement. The ongoing issues surrounding the Technology Agreement may delay our expansion into the state of New York. However, to date, the Company has not had further communications with Fuel Butler regarding this matter. Currently, the Company does not expect to expand into the state of New York for the foreseeable future.

For the year ended December 31, 2021, the Company had a net loss of $9,383,397. At December 31, 2021, the Company had an accumulated deficit of $17,339,396. For the nine months ended September 30, 2022, the Company had a net loss of $11,215,589. At September 30, 2022, the Company had an accumulated deficit of $28,554,985. The Company anticipates that it will continue to incur losses in future periods until the Company is successful in significantly increasing its revenues.

Recent developments

As previously reported, on May 20, 2022, the “Company received a letter from the Listing Qualifications Staff (the “Staff”) of The Nasdaq Stock Market LLC (“Nasdaq”) notifying the Company that, based upon the closing bid price of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), for the prior 30 consecutive business days, the Company no longer met the requirement to maintain a minimum bid price of $1 per share (the “Minimum Bid Price Requirement”), as set forth in Nasdaq Listing Rule 5450(a)(1).

On November 17, 2022, the Company received a letter from Nasdaq informing it that although the Company’s common stock has not regained compliance with the minimum $1.00 bid price per share requirement, the Staff has determined that the Company is eligible for an additional 180 calendar day period, or until May 15, 2023 to regain compliance. The Staff’s determination was based on the Company meeting the continued listing requirement for market value of publicly held shares and all other applicable requirements for initial listing on the Capital Market with the exception of the bid price requirement, and the Company’s written notice of its intention to cure the deficiency during the second compliance period by effecting a reverse stock split (the “Reverse Stock Split), if necessary.

If at any time before May 15, 2023, the bid price of the Company’s common stock closes at or above $1.00 per share for a minimum of, subject to the Staff’s discretion, 10 consecutive business days, Nasdaq will provide written notification that the Company has achieved compliance with the Minimum Bid Price Requirement.

5

The Company will continue to monitor the closing bid price of its Common Stock and will consider its available options to resolve the deficiency and regain compliance with the Minimum Bid Price Requirement within the allotted compliance period. If the Company does not regain compliance within the allotted compliance period, Nasdaq will provide notice that the Company’s Common Stock will be subject to delisting. The Company would then be entitled to appeal that determination to a Nasdaq hearings panel. There can be no assurance that the Company will regain compliance with the Minimum Bid Price Requirement. The share amounts set forth in this prospectus have not been adjusted to give effect to a Reverse Stock Split.

On December 21, 2022 (the “Record Date”), the Company obtained written consent from the holders of at least a majority of the issued and outstanding voting securities (the “Shareholders”) of EzFill Holdings, Inc. (the “Company”) approving (i) authorizing the Corporation to amend the Company’s Amended and Restated Certificated Incorporation to effect a reverse stock split of the Company’s common stock by a ratio of not less than 1 for 5 and not more than 1 for 15 (the “Reverse Stock Split”) with the board having the discretion as to whether or not to effect the Reverse Stock Split and with the exact ratio of any Reverse Stock Split to be set at a whole number within the Reverse Stock Split Range determined by the board of the Company provided that if effected the Reverse Stok Split is effected within one year of the Record Date and (ii) authorizing the Board to amend the Company’s Amended and Restated Certificate of incorporation to (a) decrease the authorized shares of common stock that the Company is authorized to issue from 500,000,000 shares of common stock to 50,000,000 shares of common stock and (b) decrease the authorized shares of preferred stock that the Company is authorized to issue from 50,0000,000 shares of preferred to 5,000,000 shares of preferred stock (the “Authorized Share Decrease”) with the Board having the discretion as to whether or not the Authorized Share Decrease is to be effected, provided that if effected the Authorized Share Decrease is effected within one year this consent. The Reverse Stock Split and Authorized Share Decrease were unanimously approved by our Board of Directors (the “Board”) on December 21, 2022, subject to approval by the Shareholders, which was obtained as described above. The Board has discretion to implement the Reverse Stock Split and Authorized Share Decrease any time prior to December 21, 2023. There cannot be any assurance that the Reverse Stock Split and Authorized Share Decrease will be implemented.

On the Record Date, there were 26,630,829 shares of common stock issued and outstanding and no shares of preferred stock were issued or outstanding. The Reverse Stock Split and Authorized Share Decrease were approved by the holders of 13,766,133 shares of the Company’s issued and outstanding common stock.

Corporate Information

EzFill FL, LLC was established on July 27, 2016 in the state of Florida. The assets of EzFill, LLC were acquired as of April 9, 2019 by EzFill, Holdings Inc. (formed in March of 2019) which purchased certain assets of EzFill FL LLC’s mobile fueling business. The business is headquartered in South Florida.

Our principal executive offices are located at 2999 NE 191st Street, Suite 500, Aventura, FL 33180, and our telephone number is 305-791-1169. Our website address is ezfl.com. Information contained on, or accessible through, our website is not a part of this Annual Report on Form 10-K.

Ezfl.com, EzFill, and other trade names, trademarks, or service marks of EzFill appearing in this prospectus are the property of EzFill. Trade names, trademarks, and service marks of other companies appearing in this prospectus

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RISK FACTORS

Investing in our securities involves a high degree of risk. Before making an investment decision, you should consider carefully the risks, uncertainties and other factors described in our most recent Annual Report on Form 10-K, as supplemented and updated by subsequent quarterly reports on Form 10-Q and current reports on Form 8-K that we have filed or will file with the SEC, which are incorporated by reference into this prospectus. Our business, affairs, prospects, assets, financial condition, results of operations and cash flows could be materially and adversely affected by these risks. For more information about our SEC filings, please see “Where You Can Find More Information”. Additionally, we are also subject to the following risk factors.

Our License Agreement with Fuel Butler may be terminated and as such our expansion plans into the state of New York may be delayed

On April 7, 2021, the Company entered into a Technology License Agreement with Fuel Butler LLC (“Technology Agreement”). Under the Technology Agreement, the Company licensed proprietary technology that the Company believes will allow the Company to provide its fuel service in high density areas like New York City. Fuel Butler has delivered a purported notice of termination of the Technology Agreement based on certain alleged breaches arising from our failure to issue equity securities to Fuel Butler. We have been in communications with Fuel Butler regarding the termination of the Technology Agreement and continue to believe that the Company is in compliance with the Technology Agreement and that the Technology Agreement continues to be in force. While we contest Fuel Butler’s claims of breach and contend that in fact Fuel Butler is in breach, we have communicated to Fuel Butler that we wish to terminate the Technology Agreement. We have sent a proposal to Fuel Butler whereby we will cease utilizing the Technology and Fuel Butler will return any shares it received under the Technology Agreement. The ongoing issues surrounding the Technology Agreement may delay our expansion into the state of New York. However, to date, the Company has not had further communications with Fuel Butler regarding this matter. Currently, the Company does not expect to expand into the state of New York for the foreseeable future.

If we fail to comply with the continued listing requirements of NASDAQ, we would face possible delisting, which would result in a limited public market for our shares and make obtaining future debt or equity financing more difficult for us.

As previously reported, on May 20, 2022, the “Company received a letter from the Listing Qualifications Staff (the “Staff”) of The Nasdaq Stock Market LLC (“Nasdaq”) notifying the Company that, based upon the closing bid price of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), for the prior 30 consecutive business days, the Company no longer met the requirement to maintain a minimum bid price of $1 per share (the “Minimum Bid Price Requirement”), as set forth in Nasdaq Listing Rule 5450(a)(1).

On November 17, 2022, the Company received a letter from Nasdaq informing it that although the Company’s common stock has not regained compliance with the minimum $1.00 bid price per share requirement, the Staff has determined that the Company is eligible for an additional 180 calendar day period, or until May 15, 2023 to regain compliance. The Staff’s determination was based on the Company meeting the continued listing requirement for market value of publicly held shares and all other applicable requirements for initial listing on the Capital Market with the exception of the bid price requirement, and the Company’s written notice of its intention to cure the deficiency during the second compliance period by effecting a reverse stock split, if necessary.

If at any time before May 15, 2023, the bid price of the Company’s common stock closes at or above $1.00 per share for a minimum of, subject to the Staff’s discretion, 10 consecutive business days, Nasdaq will provide written notification that the Company has achieved compliance with the Minimum Bid Price Requirement.

The Company will continue to monitor the closing bid price of its Common Stock and will consider its available options to resolve the deficiency and regain compliance with the Minimum Bid Price Requirement within the allotted compliance period. If the Company does not regain compliance within the allotted compliance period, Nasdaq will provide notice that the Company’s Common Stock will be subject to delisting. The Company would then be entitled to appeal that determination to a Nasdaq hearings panel. There can be no assurance that the Company will regain compliance with the Minimum Bid Price Requirement.

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If the Company fails to regain compliance with Nasdaq’s Listing Rules, we could be subject to suspension and delisting proceedings. If our securities lose their status on The NASDAQ Capital Market, our securities would likely trade in the over-the-counter market. If our securities were to trade on the over-the-counter market, selling our securities could be more difficult because smaller quantities of securities would likely be bought and sold, transactions could be delayed, and security analysts’ coverage of us may be reduced. In addition, in the event our securities are delisted, broker-dealers have certain regulatory burdens imposed upon them, which may discourage broker-dealers from effecting transactions in our securities, further limiting the liquidity of our securities. These factors could result in lower prices and larger spreads in the bid and ask prices for our securities. Such delisting from The NASDAQ Capital Market and continued or further declines in our share price could also greatly impair our ability to raise additional necessary capital through equity or debt financing, and could significantly increase the ownership dilution to shareholders caused by our issuing equity in financing or other transactions.

A Reverse Stock Split could result in a significant devaluation of the Company’s market capitalization and trading price of the Common Stock, and we cannot assure you that the a Reverse Stock Split will increase our stock price and have the desired effect of increasing the market price of the Common Stock such that the market price of our Common Stock meets Nasdaq’s Minimum Bid Price Requirement.

The Company may effect a reverse stock split (the “Reverse Stock Split”) to regain compliance with the Minimum Bid Price Requirement. The Company’s Board expects that a Reverse Stock Split of the outstanding Common Stock will increase the market price of the Common Stock. However, the Company cannot be certain whether the Reverse Stock Split would lead to a sustained increase in the trading price or the trading market for the Common Stock. The history of similar stock split combinations for companies in like circumstances is varied. There is no assurance that:

●	the market price per share of the Common Stock after the Reverse Stock Split will rise in proportion to the reduction in the number of pre-split shares of Common Stock outstanding before the Reverse Stock Split;

●	the Reverse Stock Split will result in a per share price that will attract brokers and investors, including institutional investors, who do not trade in lower priced securities;

●	the Reverse Stock Split will result in a per share price that will increase the Company’s ability to attract and retain employees and other service providers;

●	the market price per post-split share will be sufficient to satisfy the Minimum Bid Price Requirement and

●	the Reverse Stock Split will increase the trading market for the common Stock, particularly if the stock price does not increase as a result of the reduction in the number of shares of Common Stock available in the public market.

The market price of the Common Stock will also be based on the Company’s performance and other factors, some of which are unrelated to the number of shares outstanding. If the Reverse Stock Split is consummated and the trading price of the Common Stock declines, the percentage decline as an absolute number and as a percentage of the Company’s overall market capitalization may be greater than what would occur in the absence of the Reverse Stock Split. Furthermore, the liquidity of the Common Stock could be adversely affected by the reduced number of shares that would be outstanding after the Reverse Stock Split and this could have an adverse effect on the price of the Common Stock. If the market price of the shares of Common Stock declines subsequent to the effectiveness of the Reverse Stock Split, this will detrimentally impact the Company’s market capitalization and the market value of the Company’s public float.

The Reverse Stock Split may result in some stockholders owning “odd lots” that may be more difficult to sell or require greater transaction costs per share to sell.

The Reverse Stock Split may result in some stockholders owning “odd lots” of less than 100 shares of Common Stock on a post-split basis. These odd lots may be more difficult to sell, or require greater transaction costs per share to sell, than shares in “round lots” of even multiples of 100 shares.

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The Reverse Stock Split may not help generate additional investor interest.

There can be no assurance that the Reverse Stock Split will result in a per share price that will attract institutional investors or investment funds or that such share price will satisfy the investing guidelines of institutional investors or investment funds. As a result, the trading liquidity of our Common Stock may not necessarily improve.

We are dependent on one large customer for a significant portion of our revenue

For the year ended December 31, 2021 and nine months ended September 30, 2022, the Company had one customer that made up 58% and 37% of revenue, respectively. The loss of this customer could have a material negative impact on our future revenues and results.

Loss of a major customer could result in a decrease in our future sales and earnings.

In any given quarter or year, sales of our products may be concentrated in a few major customers. We anticipate that a limited number of customers in any given period may account for a substantial portion of our total net revenue for the foreseeable future. The business risks associated with this concentration, including increased credit risks for these and other customers and the possibility of related bad debt write-offs, could negatively affect our margins and profits. Additionally, the Company generally does not have any long-term agreements with its customers. Customer agreements are generally cancelable at any time by either party and as such there cannot be any assurance that any customer will continue to use the Company’s services. The loss of a major customer, whether through competition or consolidation, or a termination in sales to any major customer, could result in a decrease of our future sales and earnings.

USE OF PROCEEDS

Unless otherwise indicated in a prospectus supplement, we intend to use the net proceeds from the sale of the securities under this prospectus for general corporate purposes, including working capital.

DESCRIPTION OF capital stock

Common Stock

We are authorized to issue five hundred million (500,000,000) shares of common stock, par value $.0001 per share. As of October 31, 2022, 26,490,424 shares of our common stock were outstanding and held by stockholders of record.

Voting rights

The holders of our common stock are entitled to one vote for each share held on all matters submitted to a vote of the stockholders. The holders of our common stock do not have any cumulative voting rights.

Dividend rights

Holders of our common stock are entitled to receive ratably any dividends declared by the board of directors out of funds legally available for that purpose, subject to any preferential dividend rights of any outstanding preferred stock.

Rights upon liquidation

In the event of our liquidation, dissolution or winding up, holders of our common stock will be entitled to share ratably in all assets remaining after payment of all debts and other liabilities and any liquidation preference of any outstanding preferred stock. The shares to be issued by us in this offering will be, when issued and paid for, validly issued, fully paid and non-assessable.

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Other rights

Our common stock has no preemptive rights, conversion rights or other subscription rights or redemption or sinking fund provisions.

Listing

Our common stock is listed on the Nasdaq Capital Market under the symbol “EZFL”.

Transfer Agent, Warrant Agent and Registrar

The transfer agent and registrar for our common stock is Worldwide Stock Transfer. The transfer agent and registrar’s address is One University Plaza, Suite 505, Hackensack, NJ 07601.

Preferred Stock

We are authorized to issue up to 50 million (50,000,000) shares of preferred stock, par value $.0001 per share, all of which shares of preferred stock will be undesignated

Our board of directors will have the authority, without further action by our stockholders, to issue up to 50,000,000 shares of preferred stock in one or more series and to fix the rights, preferences, privileges and restrictions thereof. These rights, preferences and privileges could include dividend rights, conversion rights, voting rights, terms of redemption, liquidation preferences, sinking fund terms and the number of shares constituting, or the designation of, such series, any or all of which may be greater than the rights of common stock. The issuance of our preferred stock could adversely affect the voting power of holders of common stock and the likelihood that such holders will receive dividend payments and payments upon our liquidation. In addition, the issuance of preferred stock could have the effect of delaying, deferring or preventing a change in control of our company or other corporate action.

Our board of directors may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of common stock. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes could, under some circumstances, have the effect of delaying, deferring or preventing a change-in-control of the Company.

We do not have preferred stock outstanding.

Amendments of our Bylaws

The Board of Directors is expressly empowered to adopt, amend or repeal our Bylaws. Any adoption, amendment or repeal of our Bylaws shall require the approval of a majority of the authorized number of directors. Our stockholders shall also have power to adopt, amend or repeal the Bylaws of the Company; provided, however, that, in addition to any vote of the holders of any class or series of stock of the Company required by law or by our Amended and Restated Certificate of Incorporation, such action by stockholders shall require the affirmative vote of the holders of at least sixty-six and two-thirds percent (66 2/3%) of the voting power of all of the then-outstanding shares of the capital stock of the Company entitled to vote generally in the election of directors, voting together as a single class.

Our shareholders do not have any registration rights.

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Section 203 of the Delaware General Corporation Law

We are subject to the provisions of Section 203 of the Delaware General Corporation Law. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a three-year period following the time that this stockholder becomes an interested stockholder, unless the business combination is approved in a prescribed manner. Under Section 203, a business combination between a corporation and an interested stockholder is prohibited unless it satisfies one of the following conditions:

●	before the stockholder became interested, our board of directors approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

●	upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding, shares owned by persons who are directors and also officers, and employee stock plans, in some instances, but not the outstanding voting stock owned by the interested stockholder; or

●	at or after the time the stockholder became interested, the business combination was approved by our board of directors and authorized at an annual or special meeting of the stockholders by the affirmative vote of at least two-thirds of the outstanding voting stock which is not owned by the interested stockholder.

Section 203 defines a business combination to include:

●	any merger or consolidation involving the corporation and the interested stockholder;

●	any sale, transfer, lease, pledge or other disposition involving the interested stockholder of 10% or more of the assets of the corporation;

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of preferred stock or common stock. Warrants may be issued independently or together with any preferred stock or common stock, and may be attached to or separate from any offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between a warrant agent specified in the agreement and us. The warrant agent will act solely as our agent in connection with the warrants of that series and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. This summary of some provisions of the warrants is not complete. You should refer to the warrant agreement, including the forms of warrant certificate representing the warrants, relating to the specific warrants being offered for the complete terms of the warrant agreement and the warrants. The warrant agreement, together with the terms of the warrant certificate and warrants, will be filed with the SEC in connection with the offering of the specific warrants.

The applicable prospectus supplement will describe the following terms, where applicable, of the warrants in respect of which this prospectus is being delivered:

●	the title of the warrants;

●	the aggregate number of the warrants;

●	the price or prices at which the warrants will be issued;

●	the designation, amount and terms of the offered securities purchasable upon exercise of the warrants

●	if applicable, the date on and after which the warrants and the offered securities purchasable upon exercise of the warrants will be separately transferable;

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●	the terms of the securities purchasable upon exercise of such warrants and the procedures and conditions relating to the exercise of such warrants;

●	any provisions for adjustment of the number or amount of securities receivable upon exercise of the warrants or the exercise price of the warrants;

●	the price or prices at which and currency or currencies in which the offered securities purchasable upon exercise of the warrants may be purchased;

●	the date on which the right to exercise the warrants shall commence and the date on which the right shall expire;

●	the minimum or maximum amount of the warrants that may be exercised at any one time;

●	information with respect to book-entry procedures, if any;

●	if appropriate, a discussion of Federal income tax consequences; and

●	any other material terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Warrants for the purchase of common stock or preferred stock will be offered and exercisable for U.S. dollars only. Warrants will be issued in registered form only.

Upon receipt of payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will, as soon as practicable, forward the purchased securities. If less than all of the warrants represented by the warrant certificate are exercised, a new warrant certificate will be issued for the remaining warrants.

Prior to the exercise of any warrants to purchase preferred stock or common stock, holders of the warrants will not have any of the rights of holders of the common stock or preferred stock purchasable upon exercise, including in the case of warrants for the purchase of common stock or preferred stock, the right to vote or to receive any payments of dividends on the preferred stock or common stock purchasable upon exercise.

DESCRIPTION OF UNITS

As specified in the applicable prospectus supplement, we may issue units consisting of shares of common stock, shares of preferred stock or warrants or any combination of such securities.

The applicable prospectus supplement will specify the following terms of any units in respect of which this prospectus is being delivered:

●	the terms of the units and of any of the common stock, preferred stock and warrants comprising the units, including whether and under what circumstances the securities comprising the units may be traded separately;

●	a description of the terms of any unit agreement governing the units

●	a description of provisions for the payment, settlement, transfer or exchange of units

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PLAN OF DISTRIBUTION

We may sell the securities offered through this prospectus (i) to or through underwriters or dealers, (ii) directly to purchasers, including our affiliates, (iii) through agents, or (iv) through a combination of any these methods. The securities may be distributed at a fixed price or prices, which may be changed, market prices prevailing at the time of sale, prices related to the prevailing market prices, or negotiated prices. The prospectus supplement will include the following information:

●	the terms of the offering;

●	the names of any underwriters or agents;

●	the name or names of any managing underwriter or underwriters;

●	the purchase price of the securities;

●	any over-allotment options under which underwriters may purchase additional securities from us;

●	the net proceeds from the sale of the securities;

●	any delayed delivery arrangements;

●	any underwriting discounts, commissions and other items constituting underwriters’ compensation;

●	any initial public offering price;

●	any discounts or concessions allowed or reallowed or paid to dealers;

●	any commissions paid to agents; and

●	any securities exchange or market on which the securities may be listed.

Sale Through Underwriters or Dealers

Only underwriters named in the prospectus supplement are underwriters of the securities offered by the prospectus supplement.

If underwriters are used in the sale, the underwriters will acquire the securities for their own account, including through underwriting, purchase, security lending or repurchase agreements with us. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions. Underwriters may sell the securities in order to facilitate transactions in any of our other securities (described in this prospectus or otherwise), including other public or private transactions and short sales. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless otherwise indicated in the prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all the offered securities if they purchase any of them. The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

If dealers are used in the sale of securities offered through this prospectus, we will sell the securities to them as principals. They may then resell those securities to the public at varying prices determined by the dealers at the time of resale. The prospectus supplement will include the names of the dealers and the terms of the transaction.

Direct Sales and Sales Through Agents

We may sell the securities offered through this prospectus directly. In this case, no underwriters or agents would be involved. Such securities may also be sold through agents designated from time to time. The prospectus supplement will name any agent involved in the offer or sale of the offered securities and will describe any commissions payable to the agent. Unless otherwise indicated in the prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. The terms of any such sales will be described in the prospectus supplement.

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Delayed Delivery Contracts

If the supplement indicates, we may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the prospectus supplement. The applicable prospectus supplement will describe the commission payable for solicitation of those contracts.

Continuous Offering Program

Without limiting the generality of the foregoing, we may enter into a continuous offering program equity distribution agreement with a broker-dealer, under which we may offer and sell shares of our common stock from time to time through a broker-dealer as our sales agent. If we enter into such a program, sales of the shares of common stock, if any, will be made by means of ordinary brokers’ transactions on the OTC Pink or other market on which are shares may then trade at market prices, block transactions and such other transactions as agreed upon by us and the broker-dealer. Under the terms of such a program, we also may sell shares of common stock to the broker-dealer, as principal for its own account at a price agreed upon at the time of sale. If we sell shares of common stock to such broker-dealer as principal, we will enter into a separate terms agreement with such broker-dealer, and we will describe this agreement in a separate prospectus supplement or pricing supplement.

Market Making, Stabilization and Other Transactions

Unless the applicable prospectus supplement states otherwise, other than our common stock, all securities we offer under this prospectus will be a new issue and will have no established trading market. We may elect to list offered securities on an exchange or in the over-the-counter market. Any underwriters that we use in the sale of offered securities may make a market in such securities, but may discontinue such market making at any time without notice. Therefore, we cannot assure you that the securities will have a liquid trading market.

Any underwriter may also engage in stabilizing transactions, syndicate covering transactions and penalty bids in accordance with Rule 104 under the Securities Exchange Act. Stabilizing transactions involve bids to purchase the underlying security in the open market for the purpose of pegging, fixing or maintaining the price of the securities. Syndicate covering transactions involve purchases of the securities in the open market after the distribution has been completed in order to cover syndicate short positions.

Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the securities originally sold by the syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. Stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the securities to be higher than it would be in the absence of the transactions. The underwriters may, if they commence these transactions, discontinue them at any time.

General Information

Agents, underwriters, and dealers may be entitled, under agreements entered into with us, to indemnification by us against certain liabilities, including liabilities under the Securities Act. Our agents, underwriters, and dealers, or their affiliates, may be customers of, engage in transactions with or perform services for us, in the ordinary course of business.

LEGAL MATTERS

The validity of the issuance of the securities offered by this prospectus will be passed upon for us by Sichenzia Ross Ference LLP, New York, New York.

EXPERTS

The financial statements of the Company appearing elsewhere in this prospectus have been included herein in reliance upon the report of M&K CPAS, PLLC an independent registered public accounting firm, appearing elsewhere herein, and upon the authority of M&K CPAS, PLLC experts in accounting and auditing.

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WHERE YOU CAN FIND MORE INFORMATION

We have filed our registration statement on Form S-3 with the SEC under the Securities Act of 1933, as amended, or the Securities Act. We also file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document that we file with the SEC, including the registration statement and the exhibits to the registration statement, at the SEC’s Public Reference Room located at 100 F Street, N.E., Washington D.C. 20549. You may obtain further information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. Our SEC filings are also available to the public at the SEC’s web site at www.sec.gov. These documents may also be accessed on our web site at www.Ezfl.com. Information contained on our web site is not incorporated by reference into this prospectus and you should not consider information contained on our web site to be part of this prospectus.

This prospectus and any prospectus supplement are part of a registration statement filed with the SEC and do not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or us as indicated above. Other documents establishing the terms of the offered securities are filed as exhibits to the registration statement or will be filed through an amendment to our registration statement on Form S-3 or under cover of a Current Report on Form 8-K and incorporated into this prospectus by reference.

INFORMATION WE INCORPORATE BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference into this document will be deemed to be modified or superseded for purposes of the document to the extent that a statement contained in this document or any other subsequently filed document that is deemed to be incorporated by reference into this document modifies or supersedes the statement. We incorporate by reference in this prospectus the following information (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules):

●	Our Annual Report on Form 10-K for the year ended December 31, 2021 (our “Annual Report”), filed with the SEC on March 9, 2022.

●	Our Quarterly Reports on Form 10-Q for the three months ended September 30, 2022, June 30, 2022, and March 31, 2022 (our “Quarterly Reports”), filed with the SEC.

●	Our Current Reports on Form 8-K filed with the SEC on December 22, 2022, December 15, 2022, November 18, 2022; November 8, 2022; August 12, 2022; June 7, 2022; June 3, 2022; May 20, 2022; May 13, 2022; March 15, 2022; March 3, 2022; February 3, 2022; January 26, 2022; and January 18, 2022.

●	The description of our Common Stock in our Registration Statement on Form S-1/A filed with the Commission on August 20, 2021.

We also incorporate by reference each of the documents that we file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, (i) after the date of this prospectus and prior to effectiveness of this registration statement on Form S-3 and (ii) on or after the date of this prospectus and prior to the termination of the offerings under this prospectus and any prospectus supplement. These documents include periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements. We will not, however, incorporate by reference in this prospectus any documents or portions thereof that are not deemed “filed” with the SEC, including any information furnished pursuant to Item 2.02 or Item 7.01 of our Current Reports on Form 8-K after the date of this prospectus unless, and except to the extent, specified in such Current Reports.

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Up to $75,000,000 of Common Stock

Prospectus Supplement

ThinkEquity	H.C. Wainwright & Co.	Roth Capital Partners

July 3, 2025